Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 29, 2013, in the Registration Statement (Form F-1) and related Prospectus of Wix.com Ltd. dated October 1, 2013.

October 1, 2013	/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global